UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WATERMARK LODGING TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

Watermark Lodging Trust, Inc.'s proxy solicitation firm first mailed the solicitation materials contained herein to shareholders on July 11, 2022.

IMPORTANT UPDATE REGARDING WATERMARK LODGING TRUST’S PROPOSED CASH LIQUIDITY EVENT PLEASE REVIEW IMMEDIATELY

YOUR VOTE IS IMPORTANT! PLEASE VOTE TODAY! Watermark Lodging Trust, Inc. will hold a special meeting of stockholders virtually on September 9, 2022 to vote on the proposed stockholder cash liquidity Control Number provided on the enclosed proxy card in order to vote your shares. VOTE BY INTERNET 1. Go to www.proxyvote.com 2. Please have your proxy card/voting instruction form available 3. Follow the simple instructions VOTE BY TELEPHONE Call toll free (800) 690-6903 There is no charge for this call; please have your proxy card/voting instruction form in hand. VOTE BY MAIL Please mark, sign and date the accompanying proxy card and return it in the enclosed postage paid return envelope. If you sign and return the proxy card without indicating your choices, you will have been deemed to have voted in favor of the proposed transaction. VOTE BY QR CODE 1. Scan QR code with mobile device 2. Please have your proxy card/voting instruction form available 3. Follow the simple instructions Note: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D87658-S47686 1. A proposal to approve the merger of Ruby Merger Sub I LLC with and into the Company, contemplated by the Agreement and Plan of Merger, dated as of May 6, 2022, as may be amended from time to time, by and among the Company, CWI 2 OP, LP, the Parent Entities named therein, Ruby Merger Sub I LLC and Ruby Merger Sub II LP. NOTE: Such other matters as may properly come before the meeting at the discretion of the proxy holders. 2. A proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive ofﬁcers that is based on or otherwise relates to the merger. 3. A proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufﬁcient votes at the special meeting to approve the merger proposal. For Against Abstain !! ! !! ! !! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other ﬁduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized ofﬁcer. WATERMARK LODGING TRUST, INC. The Board of Directors recommends you vote FOR proposals 1, 2 and 3: WATERMARK LODGING TRUST, INC. ATTN: INVESTOR RELATIONS 150 NORTH RIVERSIDE PLAZA, SUITE 4200 CHICAGO, IL 60606 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WLT2022SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE Z

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. D87659-S47686 WATERMARK LODGING TRUST, INC. Proxy for the Special Meeting of Stockholders September 9, 2022 This proxy is solicited by the Board of Directors The undersigned stockholder of Watermark Lodging Trust, Inc., a Maryland corporation (the "Company"), appoints Samuel C. Zinsmaster and Michael G. Medzigian, and each of them, with full power of substitution, as proxy to attend the Special Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/WLT2022SM on September 9, 2022, at 9:00 A.M. local Chicago time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting and all adjournments and postponements thereof, with all powers possessed by the undersigned if personally present at the meeting and to vote in their discretion on such matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. WHEN THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED STOCKHOLDER WILL BE CAST IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED STOCKHOLDER WILL BE CAST “FOR” EACH OF THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED STOCKHOLDER WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER MATTERS TO BE PRESENTED AT THE SPECIAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side

WE ARE MISSING YOUR VOTE! PLEASE VOTE TODAY. Dear WLT Stockholder, We recently emailed you proxy materials regarding the upcoming Watermark Lodging Trust, Inc. (“WLT”) Special Meeting of Stockholders, which will be held to approve matters related to the proposed merger of WLT with private real estate IXQGV PDQDJHG E\ DņOLDWHV RI %URRNńHOG $VVHW 0DQDJHPHQW ,QF Our records indicate that you have not yet voted your shares. We encourage you to carefully review the proxy materials WKDW KDYH EHHQ VHQW WR \RX DQG WKHQ H[HUFLVH \RXU ULJKW WR YRWH $V VWDWHG LQ WKH SUR[\ PDWHULDOV WKH SURSRVHG PHUJHU UHTXLUHV DQ DņUPDWLYH YRWH IURP WKH KROGHUV RI FRPPRQ VWRFN HQWLWOHG WR FDVW D PDMRULW\ RI DOO YRWHV HQWLWOHG WR EH FDVW on the merger proposal. $V D UHVXOW IDLOXUH WR YRWH \RXU :/7 VKDUHV ZLOO KDYH WKH VDPH HŃHFW DV D YRWH ù$*$,167ú the merger proposal. If you have already cast your vote and do not wish to change your voting instructions, no further action is needed. If you have not yet voted, please promptly submit your proxy so that we can discontinue further phone calls and mailings to you. Should you have any questions about voting or wish to receive a new set of proxy materials, please call 1-866-407-1557 Monday through Friday, between 9:00 a.m. – 10:00 p.m. ET, so that a proxy specialist can assist you. Thank you for your support of WLT. Sincerely, Watermark Lodging Trust, Inc. PROXY QUESTIONS? Call 1-866-407-1557 WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. ONLINE VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. MAIL FOUR WAYS TO VOTE PHONE :,7+ $ 352;< &$5' Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. :,7+ $ 60$573+21( Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed. QR CODE

WATERMARK LODGING TRUST

→ Scan this code with a smartphone camera to view the full Special Meeting Proxy Statement online.

Important Notice Regarding the Watermark Lodging Trust, Inc. Special Meeting of Stockholders

July XX, 2022

Dear WLT Stockholder,

We recently mailed you proxy materials regarding the upcoming Watermark Lodging Trust, Inc. ("WLT") Special Meeting of Stockholders, which will be held to approve matters related to the proposed merger of WLT with private real estate funds managed by affiliates of Brookfield Asset Management Inc.

Due to an error made by our distribution vendor, two pages of *Exhibit B: Opinion of Morgan Stanley & Co. LLC, dated May 6, 2022*, were omitted from the proxy statement mailed to you. The affected exhibit has been reprinted in its entirety and is enclosed herein for your review.

We encourage you to carefully review the enclosed material together with the previously distributed proxy statement and then exercise your right to vote. As stated in the proxy materials, the proposed merger requires an affirmative vote from the holders of common stock entitled to cast a majority of all votes entitled to be cast on the merger proposal. **As a result, failure to vote your WLT shares will have the same effect as a vote "AGAINST" the merger proposal.** If you have already cast your vote and do not wish to change your voting instructions, no further action is needed. If you have not yet voted, please promptly submit your proxy so that we can discontinue further phone calls and mailings to you.

Should you have any questions about voting or wish to receive a new set of proxy materials, please call 1-866-407-1557 Monday through Friday, between 9:00 a.m. – 10:00 p.m. ET, so that a proxy specialist can assist you.

Thank you for your support of WLT.

Sincerely,

Watermark Lodging Trust, Inc.

FOUR WAYS TO VOTE

PROXY QUESTIONS? Call **1-866-407-1557**

ONLINE

WWW.PROXYVOTE.COM
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

PHONE

WITH A PROXY CARD
Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

QR CODE

WITH A SMARTPHONE
Vote by scanning the Quick Response Code or "QR Code" on the Proxy Card/VIF enclosed.

MAIL

VOTE PROCESSING
Mark, sign and date your ballot and return it in the postage-paid envelope provided.

Exhibit B May 6, 2022 Board of Directors Watermark Lodging Trust, Inc. 50 North Riverside Plaza, Suite 4200 Chicago, Illinois 60606 Members of the Board: We understand that Watermark Lodging Trust, Inc. (the “Company”), Ruby I Holdings LLC (“Parent 1”), Ruby II Holdings LLC (“Parent 2”), Ruby III Holdings LLC (“Parent 3”), Ruby IV Holdings LLC (“Parent 4”, and together with Parent 1, Parent 2, and Parent 3, the “Parent Entities”), Ruby Merger Sub I LLC (“Merger Sub I”), Ruby Merger Sub II LP (“Merger Sub II”), and CWI 2 OP, LP (the “Partnership”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated May 5, 2022 (the “Merger Agreement”), which provides, among other things, for (i) the merger of Merger Sub II with and into the Partnership, with the Partnership being the surviving entity (the “Partnership Merger”), and (ii) immediately following the consummation of the Partnership Merger, the merger of Merger Sub I with and into the Company, with the Company being the surviving entity (the “Company Merger,” and together with the Partnership Merger, the “Mergers”). Pursuant to the Company Merger, each issued and outstanding share of (a) Class A Common Stock, par value $0.001 per share, of the Company (the “Class A Common Stock”), other than shares held by the Parent Entities, Merger Sub I, or any subsidiary of the Parent Entities, the Company, or Merger Sub I (collectively, the “Excluded Shares”), will be converted into the right to receive $6.768 per share in cash, without interest (the “Per Company A Share Merger Consideration”), and (b) Class T Common Stock, par value $0.001 per share, of the Company (the “Class T Common Stock,” and together with the Class A Common Stock, the “Company Common Stock”), other than the Excluded Shares, will be converted into the right to receive $6.699 per share in cash, without interest (the “Per Company T Share Merger Consideration”), in each case, subject to adjustment in certain circumstances. We have been advised by you that the Company has paid distribution and servicing fees to broker dealers on behalf of the holders of Class T Common Stock in an amount equal to approximately $4,198,641 (the “Paid Broker Dealer Fees”), and as a result of the reimbursement of such Paid Broker Dealer Fees to the Company, the Per Company T Share Merger Consideration is less than the Per Company A Share Merger Consideration by $0.069 per share. The terms and conditions of the Mergers are more fully set forth in the Merger Agreement. You have asked for our opinion as to whether, taking into account the Paid Broker Dealer Fees, both the Per Company A Share Merger Consideration to be received by the holders of shares of the Class A Common Stock and the Per Company T Share Merger Consideration to be received by the holders of shares of the Class T Common Stock pursuant to the Merger Agreement (other than the holders of the Excluded Shares) are fair from a financial point of view to such holders of shares of the Company Common Stock. For purposes of the opinion set forth herein, we have: 1) Reviewed certain publicly available financial statements and other business and financial information of the Company; 2) Reviewed certain internal financial statements and other business, financial and operating data concerning the Company; 3) Reviewed certain financial projections prepared by the management of the Company; 4) Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company; 5) Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Mergers, prepared by the management of the Company; 6) Discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Mergers, with senior executives of the Company; B-1

7) Compared the financial performance of the Company with that of certain other publicly-traded companies comparable with the Company, and their securities; 8) Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; 9) Participated in certain discussions and negotiations among representatives of the Company and the Parent Entities and their financial and legal advisors; 10) Reviewed the Merger Agreement, the draft commitment letters from certain lenders and financing sources substantially in the form of the drafts dated April 19, 2022 and April 20, 2022, respectively (the “Commitment Letters”), and certain related documents; and 11) Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate. We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Mergers, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Mergers will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including among other things, that the Parent Entities will obtain financing in accordance with the terms of the Commitment Letters, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Mergers, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Mergers. We have relied upon, without independent verification, the assessment by the management of the Company of: (i) the strategic, financial and other benefits expected to result from the Mergers; and (ii) the timing and risks associated with the integration of the Company and the Parent Entities. We do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith, including, without limitation, any terms, aspects or implications of any related transactions. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to be received by any of the Company’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares). Morgan Stanley also expresses no opinion as to the relative or standalone fairness of any portion of the consideration to be received by holders of any separate class of Company Common Stock. In addition, we express no opinion with respect to the fairness of the amount or nature of the consideration to be received pursuant to the Merger Agreement by holders of restricted stock units in the Company, Series B Preferred Stock of the Company, Class A OP Units of the Partnership, or any other equity interests of the Company or the Partnership, except for the holders of shares of Company Common Stock (other than the holders of the Excluded Shares). We have been advised by you that the Company has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes since its formation as a REIT and we have assumed that the Mergers will not adversely affect such status or operations of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market, tax and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Mergers. In the two years prior to the date hereof, we and our affiliates have provided financial advisory services to the Company and financial advisory and financing services for the Parent Entities or their respective affiliates and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Parent Entities, the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services. Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and B-2 brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Parent Entities, the Company, any of their respective affiliates or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company, and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law or regulation. In addition, Morgan Stanley expresses no opinion or recommendation as to how any shareholders of the Company should act or vote at the shareholders’ meeting to be held or in connection with any of the transactions contemplated by the Merger Agreement. Based on and subject to the foregoing, including the Paid Broker Dealer Fees, we are of the opinion on the date hereof that both the Per Company A Share Merger Consideration to be received by the holders of shares of Class A Common Stock and the Per Company T Share Consideration to be received by the holders of shares of Class T Common Stock (in each case, other than the holders of the Excluded Shares) pursuant to the Merger Agreement are fair from a financial point of view to such holders of shares of the Company Common Stock. [Signature Page Follows] B-3

Very truly yours, MORGAN STANLEY & CO. LLC By: /s/ Cameron Clough Name: Cameron Clough Title: Managing Director B-4